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EXHIBIT 10.23

SIXTH AMENDMENT TO LOAN AGREEMENT

    This amendment to Loan Agreement ("Amendment") is made as of August 31, 2000 by and among the following parties:

    Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association ("Bank of America" and a "Lender")

    U.S. Bank National Association ("U.S. Bank" and a "Lender")

    Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association, in its capacity as Agent ("Agent")

    Each of the several financial institutions which subsequently becomes party to the Loan Agreement pursuant to Section 11.7 (each individually a "Lender")

    Northwest Pipe Company, an Oregon corporation ("Borrower")

R E C I T A L S

    A.  The Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Loan Agreement dated as of June 30, 1998, as amended as of December 23, 1998, June 16, 1999, November 30, 1999, December 30, 1999 and May 11, 2000, and as the same may be further amended, modified or extended from time to time (the "Loan Agreement") and the related Loan Documents described therein.

    B.  The parties desire to amend the Loan Agreement as set forth below:

    NOW, THEREFORE, the parties agree as follows:

A G R E E M E N T

    1.  Definitions.  Capitalized terms used herein and not otherwise defined shall have the meaning given in the Loan Agreement.

    2.  Amendment to Section 1.1.  Section 1.1 of the Loan Agreement is amended by revising the definition of "Temporary Supplemental Revolving Loan Commitment" as follows:

    "Temporary Supplemental Revolving Loan Commitment" means Ten Million Dollars ($10,000,000.00) until September 30, 2000, after which there shall be no Temporary Supplemental Revolving Loan Commitment.

    Amendment to Section 1.1. Section 1.1 of the Loan Agreement is amended by revising the following definition of "Temporary Supplemental Revolving Loan Maturity Date" as follows:

    "Temporary Supplemental Revolving Loan Maturity Date" means September 30, 2000.

    3.  Amendment to Section 12.1.  Section 12.1 of the Loan Agreement is amended by changing the ending date of the period during which each lender agrees to make Temporary Supplemental Revolving Loans to September 30, 2000.

    4.  No Further Amendment.  Except as expressly modified by this Amendment, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, the Borrower expressly reaffirms and ratifies its obligation to pay or reimburse the Agent and the Lender on request for all reasonable expenses, including legal fees, actually incurred by the Agent or such Lender in connection with the preparation of this Amendment, any other amendment documents, and the closing of the transactions contemplated hereby and thereby.

    5.  Miscellaneous.

      (a) Entire Agreement.  This Amendment comprises the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

      (b) Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

      (c) Governing Law.  This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

      (d) Certain Agreements Not Enforceable.  UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

    EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:	NORTHWEST PIPE COMPANY
By: BRIAN DUNHAM Its: PRESIDENT AND CHIEF OPERATING OFFICER
	Address:	200 S.W. Market Street, Suite 1800 Portland OR 97201 Fax No. (503) 240-6615
LENDER:	BANK OF AMERICA, N.A.
By: ED KLUSS Its: VICE PRESIDENT
	Address:	Commercial Banking 121 SW Morrison Street, Suite 1700 Portland OR 97204 Fax No. (503) 275-1391 Attn: Larry C. Ellis
U.S. BANK NATIONAL ASSOCIATION
By: TIMOTHY G. STEMPEL Its: SENIOR VICE PRESIDENT
	Address:	Oregon Corporate Banking, T-4 111 SW Fifth Avenue, Suite 400 Portland OR 97208 Fax No. (503) 275-7290 Attn: Stephen Mitchell
AGENT:	BANK OF AMERICA, N.A.
By: DORA A. BROWN Its: VICE PRESIDENT
	Address:	Agency Services 701 Fifth Avenue, Floor 16 Seattle WA 98104 Fax No. (206) 358-0971 Attn: Dora A. Brown

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SIXTH AMENDMENT TO LOAN AGREEMENT
R E C I T A L S
A G R E E M E N T